                                                                   EXHIBIT 99.01

                              HOMESTORE.COM, INC.

            UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

                                   Overview


     In February 2001, Homestore.com, Inc. ("Homestore") acquired Move.com, Inc. and Welcome Wagon International, Inc., or collectively referred to as the Move.com Group, from Cendant Corporation ("Cendant") pursuant to the terms of the Agreement and Plan of Reorganization (the "Merger Agreement") dated as of October 26, 2000, by and among Homestore.com, Inc. Metal Acquisition Corp., WW Acquisition Corp., Move.com, Inc. ("Move.com"), Welcome Wagon International, Inc. ("Welcome Wagon"), Cendant Membership Services Holdings, Inc. and Cendant Corporation. In connection with the acquisition, Homestore.com issued an aggregate of approximately 21.4 million shares of its common stock in exchange for all outstanding shares of capital stock of Move.com and Welcome Wagon and assumed approximately 3.2 million outstanding stock options of Move.com. The acquisition has been accounted for as a purchase. The acquisition has been preliminary allocated to the assets acquired and liabilities assumed based on estimates of their respective fair values. The preliminary allocation of the excess purchase consideration over net tangible assets acquired of $801.0 million has been preliminary allocated to goodwill and other identifiable intangible assets and is being amortized on a straight-line basis over estimated lives ranging from two to fifteen years.

     Homestore's unaudited pro forma consolidated statements of operations for the three months ended March 31, 2001 give effect to the acquisition of the Move.com Group as if it had occurred on January 1, 2001.

     The unaudited pro forma consolidated statements of operations are not necessarily indicative of the operating results that would have been achieved had the transactions been in effect as of January 1, 2001 and should not be construed as being representative of future operating results.

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                              HOMESTORE.COM, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                       THREE MONTHS ENDED MARCH 31, 2001
                    (in thousands, except per share amounts)

                                                                                            Move.com                         Pro
                                                                             Homestore.com    Group      Adjustments        Forma
                                                                             -------------  --------     -----------      ---------
Revenues...................................................................  $  105,491     $ 13,149     $    (202)(1)    $ 118,438

Cost of revenues (including non-cash equity charges, see note 8)...........      28,028        3,867          (231)(2)       31,450
                                                                                                              (214)(2)

                                                                             ----------     --------     ---------        ---------
Gross profit...............................................................      77,463        9,282           243           86,988
                                                                             ----------     --------     ---------        ---------

Operating expenses:
   Sales and marketing (including non-cash equity charges, see note 8).....      67,013       10,318           (54)(1)       78,311
                                                                                                                 9 (2)
                                                                                                             1,025 (3)
   Product development (including non-cash equity charges, see note 8).....       5,484            -           214 (2)        5,698
   General and administrative (including non-cash equity charges, see
    note 8)................................................................      22,916        5,504          (447)(2)       27,973

   Depreciation and amortization of intangible assets......................      33,788          234           231 (2)       54,347
                                                                                                            20,328 (4)
                                                                                                              (234)(5)
    Acquisition and reorganization charges.................................       7,065            -             -            7,065
                                                                             ----------     --------     ---------        ---------
            Total operating expenses.......................................     136,266       16,056        21,072          173,394
                                                                             ----------     --------     ---------        ---------
Loss from operations.......................................................     (58,803)      (6,774)      (20,829)         (86,406)
Interest income, net.......................................................       4,451          (21)            -            4,430
Other expense, net.........................................................     (12,796)      (2,308)        2,483 (2)      (12,621)
                                                                             ----------     --------     ---------        ---------
Net loss before income tax.................................................     (67,148)      (9,103)      (18,346)         (94,597)

Income tax expense/(benefit)...............................................           -        3,956        (3,956)(6)            -

Net loss...................................................................  $  (67,148)    $ (5,147)    $ (22,302)       $ (94,597)
                                                                             ==========     ========     =========        =========

Historical basic and diluted net loss per share............................  $     (.71)
                                                                             ==========

Shares used in the calculation of historical
   basic and diluted net loss per share....................................      94,925
                                                                             ==========

Pro forma basic and diluted net loss per share.............................                                               $    (.89)
                                                                                                                          =========

Shares used in the calculation of pro forma
    basic and diluted net loss per share...................................                                               105,843(7)
                                                                                                                          =========

          See accompanying Notes to Unaudited Pro Forma Consolidated
                            Financial Information.

                              HOMESTORE.COM, INC.

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

       Pro forma adjustments reflect the following in the unaudited pro forma consolidated statement of operations:

   (1) Elimination of intercompany transactions

   (2) Reclass of revenue, expenses and other income, to conform to the financial statement presentation of Homestore.com

   (3) Stock-based charges relating to the assumption of the Move.com Group's unvested options

   (4) Amortization of goodwill and other identifiable intangible assets with expected lives ranging from 2 to 15 years with a weighted average life of
       5.8 years

   (5) Elimination of the Move.com Group's intangible assets and related amortization

   (6) Elimination of the Move.com Group tax benefit that was a result of a tax sharing arrangement. On a pro forma basis no benefit will be recognized due to the likelihood that Homestore.com may not generate sufficient taxable income to utilize the benefit

   (7) Additional weighted average shares used in the calculation of pro forma basic and diluted net loss per share applicable to common stockholders reflect the issuance of 21,361,605 shares of common stock as part of the Move.com Group purchase consideration as if they had been issued on January 1, 2001

   (8) The following chart summarizes the pro forma stock-based charges that have been included in the following captions for the period presented (in thousands):

                                                                 For the Three
                                                                    Months
                                                                Ended March 31,
                                                                     2001
                                                                ---------------
Cost of revenues..........................................          $   105
Sales and marketing.......................................           21,581
Product development.......................................               99
General and administrative................................              535
                                                                    -------
                                                                    $22,320
                                                                    =======